Exhibit 99

CARDIONET
Get to the Heart of the Problem.

FOR IMMEDIATE RELEASE

Contact:	Marty Galvan
CardioNet, Inc.
Investor Relations
800-908-7103
investorrelations@cardionet.com

CardioNet Expands Product Offering and Launches Clinical Research Services – Announces Acquisition of Biotel

Conshohocken, PA - April, 2, 2009-CardioNet,Inc.(NASDAQ: BEAT), a 1eading wireless medical technology company with an initial focus on the diagnosis and monitoring of cardiac arrhythmias, announced today its entry into the cardiac clinical research services business and the acquisition of Biotel, Inc. (Bulletin Board: BTEL.OB). The two companies entered into a binding definitive merger agreement for CardioNet to acquire Biotel for $4.82 per share in cash, for a total transaction value of approximately $14 million.

The acquisition of Biotel expands CardioNet’s product portfolio with a recently approved wireless event monitor, enhancing CardioNet’s leadership position in the rapidly emerging field of wireless medicine. With the acquisition, CardioNet provides physicians and patients with the most comprehensive array of products for the diagnosis and monitoring of cardiac arrhythmias. The Company’s product portfolio will include Holter monitoring, wireless event monitoring and CardioNet’s Mobile Cardiac Outpatient Telemetry (TM) (MCOT™), the leading system for wireless diagnosis and monitoring of cardiac arrhythmias.

As part of the acquisition, CardioNet is acquiring Biotel’s wholly-owned subsidiary, Agility Centralized Research Services, based in Chicago. Agility provides event, Holter and twelve lead ECG monitoring services to the medical device and pharmaceutical industries, as well as to contract research and academic research organizations worldwide. This service allows for the monitoring of cardiac conditions and therapeutic evaluation within clinical trials. CardioNet has stated publicly that the contract research industry represents a substantial opportunity to leverage the Company’s product portfolio and platform technology. This is the first step in the strategic expansion of the CardioNet business outlined by the Company earlier this year.

Randy Thurman, Chairman, President and Chief Executive Officer of CardioNet, said, “The acquisition of Biotel expands CardioNet’s existing cardiac arrhythmia monitoring business with an experienced design and development team, as well as providing state-of-art manufacturing capabilities to support our rapidly growing business. We previously identified clinical services as a natural and strategic extension of our business, for both our current cardiac monitoring service and potential new monitoring markets. There is strong demand in the healthcare industry for these services and the continuous wireless monitoring provided by MCOT is ideally suited for the reliable collection and analysis of ECG data for patients participating in clinical trials. This service can be a strategic asset to medical device and pharmaceutical companies during product development. The acquisition of Biotel provides us with an ideal launching platform into this business. We look forward to collaborating with our new colleagues at Biotel to integrate our operations, expand our R&D capabilities, and accelerate the growth of the clinical service business.”

Steven Springrose, President and Chief Executive Officer of Biotel, said, “The CardioNet and Biotel businesses represent a strong strategic match and we are very excited to join an established, high growth company that can contribute to the acceleration of our growth. This transaction highlights the value of our existing products, design and development teams and clinical services business. I would like to thank all of Biotel’s employees for their dedication and hard work, which have been fundamental in the success of our Company.”

Financial Terms

Under the terms of the merger agreement, CardioNet will acquire all of the outstanding shares of Biotel common stock at a price of $4.82 per share in cash. The Board of Directors of CardioNet and Biotel have approved the transaction. The transaction is subject to approval by Biotel’s shareholders and other customary closing conditions. CardioNet and Biotel expect the transaction to close in mid-2009.

CardioNet expects the transaction to have a dilutive impact of $0.01 on 2009 earnings per diluted share and to be accretive to 2010 earnings by $0.01 to $0.02 per diluted share. Thereafter, the Company expects the acquisition to contribute to higher earnings growth.

About Biotel

Biotel, Inc., through its subsidiaries, engages in the development, manufacture, testing, and marketing of medical devices and related software products. It offers digital cardiac event recorder products and wireless event recorder products, which record heart functions over a month or longer time period to record infrequent events, such as arrhythmia; the company also offers Holter recorders. The company provides electrocardiogram data and management services used to evaluate cardiac conditions in conjunction with clinical trials on new medical devices and pharmaceuticals. The company is based in Eagan, Minnesota. More information can be found at http: //www.biotelinc.com.

About CardioNet

CardioNet is the leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individuals health. CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient Telemetry(TM) (MCOT™). More information can be found at http: //www.cardionet.com.

Biotel Forward Looking Statements

This press release includes certain forward-looking statements regarding Biotel within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the completion of the acquisition of Biotel by CardioNet. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the ability of CardioNet to complete the acquisition of Biotel. For further details and a discussion of these and other risks and uncertainties, please see Biotel’s public filings with the Securities and Exchange Commission, including Biotel’s latest periodic report on Form 10-K or 10-Q. Biotel undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Biotel Inc. intends to file with the Securities and Exchange commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the shareholders of Biotel Inc. Investors and security holders of Biotel Inc are urged to read the proxy statement and other relevant materials when they become available because they contain important information about Biotel Inc. and the merger.

The proxy statement and other relevant materials (when they become available), and any other documents filed by Biotel Inc. with the Securities and Exchange commission, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at Biotel Inc.’s Web site at www.biotelinc.com

Investors and security holders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the merger.

CardioNet Forward Looking Statements

This press release includes certain forward-looking statements regarding CardioNet within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the completion of the acquisition of Biotel by CardioNet’s business operations and financial results, the prospects for CardioNet’s products, CardioNet’s projected operating results for 2009 and CardioNet’s confidence in its future. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the ability to complete the acquisition of Biotel and integrate its operations into CardioNet’s business, the success of CardioNet’s sales and marketing initiatives, CardioNet’s ability to attract and retain talented executive management and sales personnel, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, changes to reimbursement levels for CardioNet’s products, the continued consolidation of payors, acceptance of our new products and services and patent protection and litigation. For further details and a discussion of these and other risks and uncertainties, please see CardioNet’s public filings with the Securities and Exchange Commission, including CardioNet’s latest periodic report on Form 10-K or 10-Q. CardioNet undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.